Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM REPORTS PRELIMINARY SALES FOR SECOND FISCAL QUARTER

– Sales Increase 35.5% on 9.7% Same Store Sales Growth –
– Opened and Acquired 120 Stores –

– Raises Financial Results Guidance for Fiscal 2014 –

HOUSTON, August 11, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM) today reported preliminary net sales and adjusted EPS for the second fiscal quarter (thirteen weeks) ended July 29, 2014. Net sales for the second fiscal quarter increased 35.5% to $410 million, reflecting comparable-store sales growth of 9.7% and the addition of new and acquired stores. The Company expects second fiscal quarter earnings per diluted share (“EPS”) on a generally accepted accounting principles (“GAAP”) basis of $0.39 to $0.42, and EPS on a non-GAAP adjusted (“Adjusted”) basis, excluding ERP system implementation costs, acquisition-related costs and impairment and severance charges, is expected to be between $0.58 and $0.61 per diluted share for the second fiscal quarter.

“Our sales performance has been consistently strong in recent months, which we believe is driven primarily by the continuation of our deliberate growth initiatives as well as the new luxury bedding models on our floors,” stated Steve Stagner, Mattress Firm’s president and chief executive officer. “While consumer traffic continues to remain choppy, we are encouraged by continued improvement in consumer confidence and other economic indicators. We remain committed to our strategy of driving continued sales growth, increasing relative market share across the chain and positioning the Company for long-term growth of shareholder value as the largest and fastest growing mattress specialty retailer in the United States.”

Reported sales results and expected GAAP and Adjusted EPS are preliminary and remain subject to adjustment until the filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission.  The Company expects to report its finalized second fiscal quarter results in early September.

Expected second fiscal quarter diluted EPS on a GAAP basis and Adjusted basis are reconciled in the table below:

Second Fiscal Quarter Reconciliation of GAAP to Adjusted EPS

	Thirteen Weeks Ended
	July 30, 2013	July 29, 2014
GAAP EPS	$0.41	$0.39 to $0.42
Acquisition-related costs (1)	—	0.14
ERP system implementation costs (2)	0.02	0.03
Other (3)	—	0.02
Adjusted EPS *	$0.43	$0.58 to $0.61

* Due to rounding to the nearest cent, totals may not equal the sum of the lines in the table above.

(1)         Reflects the acquisition-related costs as defined under U.S. GAAP, including advisory, legal, accounting, valuation, and other professional or consulting fees and, in addition, costs of integrating store and warehouse operations and corporate functions.

(2)         Reflects implementation costs consisting primarily of training-related costs in connection with the roll-out of the Microsoft Dynamics AX for Retail Enterprise Resource Planning system (“ERP system”).

(3)         Reflects an impairment of store assets recorded during the fiscal quarter and severance expense resulting from the Company’s realignment of its management structure at the beginning of the second fiscal quarter.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

Net Sales and Store Unit Information

The components of the net sales increase for the thirteen and twenty-six weeks ended July 29, 2014 were as follows (in millions):

	Progression in Net Sales
	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 29, 2014	July 29, 2014
Net sales for prior year period	$302.5	$578.5
Increase (Decrease) in Net Sales
Comparable-store sales	28.8	40.3
New stores	40.4	75.8
Acquired stores	43.1	58.9
Closed stores	(4.8)	(10.0)
Increase in net sales, net	107.5	165.0
Net sales for current year period	$410.0	$743.5
% increase	35.5%	28.5%

The activity with respect to the number of Company-operated store units for the thirteen and twenty-six weeks ended July 29, 2014 was as follows:

	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 29, 2014	July 29, 2014
Store units, beginning of period	1,365	1,225
New stores	53	109
Acquired stores	67	159
Closed stores	(5)	(13)
Store units, end of period	1,480	1,480

Updated Financial Guidance for Fiscal Year 2014

The Company is updating its guidance for the full fiscal year (53 weeks) ending February 3, 2015 (“fiscal year 2014”).  This guidance is intended solely to give investors an understanding of management’s expectations for the full fiscal year in light of the recent consumer environment and sales trends.  This guidance does not take into account, or give effect for, acquisitions that may be completed by the Company during the fiscal year or any other events that are beyond the Company’s reasonable control.

Full Fiscal Year Ending February 3, 2015	Prior Guidance	Updated Guidance
Net sales (in billions)	$1.500 to $1.560	$1.545 to $1.585
New stores	145 to 165	160 to 180
Acquired stores	168	159
Net store unit increase	275 to 290	295 to 310
GAAP EPS	$1.53 to $1.61	$1.59 to $1.65
Acquisition-related costs per share	$0.18 to $0.20	$0.25 to $0.27
ERP system implementation costs per share	$0.17 to $0.19	$0.17 to $0.19
Other costs per share	—	$0.02
Adjusted EPS	$1.88 to $2.00	$2.03 to $2.13
Comparable-store sales growth	low single digit	low to mid single digits

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our GAAP and Adjusted EPS for fiscal year 2014 are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our principal stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EPS and the other “Adjusted” data provided in this press release are considered non-GAAP financial measures.  We report our financial results in accordance with U.S. GAAP; however, management believes evaluating our ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures to facilitate year-over-year comparisons. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be effective indicators, for both management and investors, of our financial performance over time. Our management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

About Mattress Firm

Houston-based Mattress Firm (NASDAQ: MFRM) is a high growth specialty retailer, recognized as one of the nation’s leading specialty bedding companies, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,500 company-operated and franchised stores across 36 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Contact: Ann Jane Draper, ajdraper@mattressfirm.com, 214-269-4407

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